SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

|_| Preliminary Information Statement     |_| Confidential, For Use of the
                                              Commission  only (as permitted by
                                              Rule 4c-5(d)(2))
|X| Definitive Information Statement

                               WINWIN GAMING, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required
|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing party:

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(4) Date filed:

================================================================================

                               WINWIN GAMING, INC.

                                8687 West Sahara
                                    Suite 201
                             Las Vegas, Nevada 89117
                  ---------------------------------------------

                              INFORMATION STATEMENT

                  ---------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This information statement is first being mailed on or about August 9, 2004 to the holders of record of the common stock of WinWin Gaming, Inc. (the Company) as of the close of business on July 28, 2004 (the Record Date). This information statement relates to certain actions taken by the written consent of a majority of the Company's stockholders, dated July 28, 2004 (the Written Consent).

      The Written Consent authorized and effected the immediate removal of all of the Company's current directors and the election of the following persons as the Company's new directors:

                                Patrick O. Rogers
                                Arthur J. Petrie
                                 Dwight V. Call
                                  Peter C. Pang
                                  John Gronvall

      The Written Consent constitutes the consent of a majority of the total number of shares of outstanding common stock and is sufficient under the Delaware General Corporation Law and the Company's Bylaws to approve the removal of the Company's current directors and the election of the persons named above as the Company's new directors. Accordingly, the election of the directors named above will not be submitted to the Company's other stockholders for a vote.

      This Information Statement is being furnished to stockholders to provide you with material information concerning the actions taken by Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law of the action taken by Written Consent.

By Order of the Board of Directors,

/s/ Patrick O. Rogers

Patrick O. Rogers
Chairman and CEO
                         ******************************

                  EXPLANATORY NOTE REGARDING COULTER LITIGATION

      As previously reported, David B. Coulter (Coulter), a former officer, director and a stockholder of the Company has filed several civil actions against the Company and others in the Superior Court of the State of California for the County of Los Angeles (Central District), and in the County of Orange, California.

      In one complaint Coulter sought a determination as to the identity of the lawfully appointed directors of the Company. Coulter claimed that pursuant to the certificate of incorporation of the Company only the board of directors could fill vacancies on the board and he challenged a written consent of the stockholders of the Company that authorized Coulter's removal from the board effective October 18, 2002 and the appointment of two new directors. Coulter also claimed that his removal from the board of directors of the Company was invalid because it included affirmative votes under a proxy that Coulter claimed went beyond the authority of such proxy. The trial court found that the bylaws permitted the appointment of the two directors by Consent and that there was insufficient evidence as to whether the proxy holder had improperly voted for Coulter's removal. Coulter then filed an appeal with the Court of Appeal of the State of California, Fourth Appellate District (Division Three) (the Appellate Court).

      On July 21, 2004, the Appellate Court upheld the appointment of the two directors who were appointed by the Consent, but reversed the trial court decision with respect to Coulter's removal from the board. The ramifications of such reversal with respect to the Company are currently unclear, although the Company believes that it should have no material adverse effect on Company events that occurred subsequent to October 18, 2002. The Company intends to take all necessary steps to ensure that the decision has no material adverse effect on the past, current or future operations of the Company, including contesting the decision of the Appellate Court through all legal means, if necessary.

      Due to the uncertainty created by the Appellate Court decision, on July 28, 2004, the Company received the Written Consent of a majority in interest of its stockholders that effected actions described below in this information statement.

                               GENERAL INFORMATION

      This information statement is being first mailed on or about August 9, 2004, to shareholders of the Company by the board of directors to provide material information regarding corporate actions that have been taken by the Company through the Written Consent.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Only one information statement is being delivered to two or more security holders who share an address unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the information statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct Monica Soares, the Company's Secretary, by writing to her at 8687 West Sahara, Suite 201, Las Vegas, Nevada 89117.

      July 28, 2004 has been fixed as the record date for the determination of shareholders entitled to receive this information statement. As of the record date, there were 41,439,629 shares of the Company's common stock issued and outstanding.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information relating to the beneficial ownership of the Company's common stock by the Company's officers and directors, individually, and by the Company's officers and directors as a group as of July 28, 2004.

Name of Shareholder                            Number of Shares        Percentage of Class
Patrick O. Rogers
8687 West Sahara                                 9,200,000(1)                22%
Suite 201
Las Vegas, Nevada 98117

Benjamin Perry
8687 West Sahara                                 8,518,000(2)                21%
Suite 201
Las Vegas, Nevada 98117

Dwight V. Call
8687 West Sahara                                   232,000(3)              0.01%
Suite 201
Las Vegas, Nevada 98117

Art Petrie
8687 West Sahara                                 5,596,506                   13%
Suite 201
Las Vegas, Nevada 98117

Peter Pang
8687 West Sahara                                 1,879,347(5)               4.5%
Suite 201
Las Vegas, Nevada 98117

Monica Soares
8687 West Sahara                                 9,200,000(6)                22%
Suite 201
Las Vegas, Nevada 98117

John Gronvall
8687 West Sahara                                 4,193,600                   10%
Suite 201
Las Vegas, Nevada 98117


Directors and officers as a                     29,619,453 (1) - (7)         69%
group (7 persons)

----------
(1) Consists of 50,000 shares held by family members, 8,250,000 shares beneficially owned by Mr. Rogers indirectly through the Rogers Living Trust and 500,000 shares beneficially owned by Mr. Rogers indirectly through the China Sue Trust, and 400,000 options (which included 100,000 options held by Monica Soares, Mr. Rogers' wife) to purchase common stock at an exercise price of 0.83, which options may be exercised within 60 days. Mr. Rogers disclaims beneficial ownership of the shares held by his family members.
(2)   All of these shares are held indirectly by Mr. Perry through the Falcor
      Trust.
(3) Consists of 72,000 shares held by Mr. Call directly, 60,000 shares held by Mr. Call's daughter and 100,000 warrants to purchase common stock at a price per share equal to $0.50, which may be exercised within 60 days. Mr. Call disclaims the beneficial ownership of shares held by his daughter.
(4) Consist 4,687,278 shares held by Mr. Petrie directly, 150,000 shares held by Mr. Petrie's son, 56,000 shares held indirectly through Gaming Guaranty, LLC., 703,228 warrants of which 50,000 are held by Mr. Petrie's son to purchase common stock at a price per share equal to $0.50, which may be exercised within 60 days. Mr. Petrie disclaims the beneficial ownership of the shares held by his son.
(5) Consists of 21,650 shares held by Mr. Pang indirectly through IPO Pang P.C., 1,507,697 shares held by Mr. Pang indirectly through Landward International, 50,000 warrants to purchase common stock at a price per share equal to $0.50, which may be exercised within 60 days and 300,000 options to purchase common stock at a price equal to $0.83, which may be exercised within 60 days.
(6) Consists of the options to purchase 100,000 shares at an exercise price of $0.83 per share, which may be exercised within 60 days and the other equity securities held by Mr. Rogers (Ms. Soares' husband) as described in
      Note 1 above. Ms. Soares disclaims beneficial ownership of the equity securities owned by Mr. Rogers.
(7) Consists of 7,750 shares held directly by Mr. Gronvall, 3,879,850 shares held by Mr. Gronvall indirectly through the John M. Gronvall Revocable Trust, 156,000 shares held by Mr. Gronvall indirectly through Players Club Partners, LLC, and 150,000 warrants to purchase common stock at a price per share equal to $0.50, which may be exercised within 60 days.

                              ELECTION OF DIRECTORS

      Five directors were elected pursuant to the Written Consent to serve until the next annual meeting of the stockholders of the Company or the next time directors are elected by written consent in lieu of a meeting of stockholders or until their respective successors are duly elected and qualified. Each of the directors are incumbent directors, except for John Gronvall.

      The name, age, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                     Year First             Principal Occupation

Nominee                      Age     Became Director        During the Past Five Years

Patrick O. Rogers            46      2003                   Patrick O. Rogers became the Company's
                                                            Chairman and CEO on December 5, 2003.  He has
                                                            held the position of President since March 31,
                                                            2003.  From March 31, 2003 to December 5,
                                                            2003, he also held the positions of Treasurer
                                                            and Secretary.  From May 2002 to the present,
                                                            he has been the Chairman of WinWin, Inc., a
                                                            Nevada corporation acquired by the Company on
                                                            March 31, 2003.  From February 2000 to the
                                                            present, Mr.  Rogers has been a marketing
                                                            consultant through PM Investments LLC, his
                                                            marketing Company.  From August 2000 to May
                                                            2001, he was the Chief Executive Officer of
                                                            PlayersClub.com, a membership and marketing
                                                            Company.  From May 1999 to October 1999, Mr.
                                                            Rogers was the Vice President - Marketing of
                                                            Purchase Pro.com, Inc., a business to business
                                                            e- commerce Company.  From July 1998 to May
                                                            1999, he was Vice President - Marketing for
                                                            eastern Europe for Mirage Resorts, Inc.  From
                                                            June 1998 to May 1999, he owned and operated a
                                                            marketing consulting Company, R & M Companies,
                                                            L.L.C.  From June 1996 to June 1998, he owned
                                                            and operated Rogers and Associates, Inc., a
                                                            marketing Company.  From January 1987 to June
                                                            1996, Mr.  Rogers held various executive
                                                            positions with Players International Inc.,
                                                            including Vice President - General Manager of
                                                            Players Island Resort in Mesquite, Nevada and
                                                            of Players Riverboat Casino in Metropolis,
                                                            Illinois.


John Gronvall                47      Not applicable         John Gronvall is in the real estate
                                                            development and investment business and has
                                                            successfully developed over $50,000,000 in
                                                            commercial, residential, office and healthcare
                                                            projects.  Mr. Gronvall has engaged in this
                                                            business as the CEO and sole stockholder of
                                                            International Renaissance Developers and its
                                                            affiliated companies since 1979. Mr. Gronvall
                                                            has served on the board of Junior Achievement,
                                                            Leadership Mahoning Valley and is a member of
                                                            the Captain's Club for the United Way.

Arthur J. Petrie             70      2003                   Arthur J. Petrie became the Company's director
                                                            on December 5, 2003.  He has been in the real
                                                            estate development and investment business for
                                                            the past 45 years.  He is Chairman of the
                                                            Board of Petrie Development Corporation,
                                                            formed in 1976, and General Manager of Asset
                                                            Development Services, LLC, a real estate
                                                            investment Company located in Las Vegas,
                                                            Nevada.  Mr. Petrie's experience in commercial
                                                            real estate includes development for Wal-Mart,
                                                            Sam's Club, K-mart, Hy-Vee, and other retail
                                                            users, development of apartment complexes, and
                                                            redevelopment of a university campus to
                                                            offices and housing.   Mr. Petrie is a General
                                                            Partner in several publicly syndicated
                                                            partnerships and has extensive experience in
                                                            developing companies as a shareholder, member
                                                            of the board, and officer.  Mr. Petrie has
                                                            also served on the Mankato State University
                                                            Foundation and as Chairman of the Minnesota
                                                            World Trade Center.

Dwight V. Call               69      2003                   Dwight V. Call became the Company's director
                                                            on December 5, 2003.  He is the President and
                                                            owner of MC Foods, Inc., d/b/a Magee's, a
                                                            restaurant, nuts and butters operating in Los
                                                            Angeles, California.  He is also the President
                                                            and Owner of Call and Call, an accountancy
                                                            corporation that began operations in 1962.
                                                            Mr. Call is also a full Professor of
                                                            Accounting and MIS at California State
                                                            University - Northridge.  He is a frequent
                                                            lecturer on matters relating to taxation and
                                                            accounting and has spoken before the
                                                            International Business and Economics Research
                                                            Conference regarding matters relating to
                                                            employee stock options.  Mr. Call is also an
                                                            accomplished author and has written several
                                                            articles on matters relating to taxation and
                                                            accounting.

Peter Pang                   50      2003                   Peter Pang became the Company's director on
                                                            December 5, 2003.  Mr. Pang became the
                                                            Company's General Counsel and Executive Vice
                                                            President on January 1, 2004.  He is the
                                                            founder of IPO Pang, P.C., a premier
                                                            international law firm with offices in
                                                            Guangzhou, People's Republic of China and
                                                            Oakland, California that specializes in
                                                            assisting U.S. companies entering the Chinese
                                                            market with complex, high-profile legal and
                                                            business cases.  Prior to forming IPO Pang,
                                                            Mr. Pang served as Vice President and General
                                                            Counsel of Dole Packaged Foods, Assistant
                                                            General Counsel of Nissan North America and
                                                            corporate counsel to Hershey Foods Corporation
                                                            and Shell Oil Company.  Mr. Pang is licensed
                                                            to practice law in several jurisdictions in
                                                            the United States, including California, New
                                                            York, Pennsylvania and Texas, and is also an
                                                            acknowledged Foreign Legal Consultant in China
                                                            where he has provided legal advice to the City
                                                            of Guangzhou and the Ministry of Television
                                                            and Foreign Trade and Economics Commission.
                                                            Mr. Pang is also an expert on intellectual
                                                            property law and is the author of several
                                                            chapters on protecting Trade Secrets, CEB 2003.

Director Not Re-Elected

      The following director was not re-elected pursuant to the Written Consent.

                                     Year First             Principal Occupation
Name                         Age     Became Director        During the Past Five Years

Benjamin Perry               50      2003                   Benjamin Perry was the Company's Chief
                                                            Executive Officer and a director from March
                                                            31, 2003 through December 5, 2003.  From
                                                            December 5, 2003 to present, Mr. Perry has
                                                            held the position of Director and Founder.
                                                            From May 2002 to February 12, 2004 he was the
                                                            Chief Executive Officer, President and a
                                                            director of WinWin, Inc., a Nevada corporation
                                                            that was acquired by the Company on March 31,
                                                            2003.  Since 1995, Mr.  Perry has developed,
                                                            operated and managed lotteries in several
                                                            countries as a consultant.  For approximately
                                                            the last 20 years, he has been a director,
                                                            producer, stunt coordinator and stuntman of
                                                            feature movie films and television series.
                                                            Mr. Perry has black-belts from several
                                                            international martial arts associations,
                                                            teaches self-defense and rape prevention
                                                            classes, and was the lightweight gold medal
                                                            winner of the 1972 South Korea World Karate
                                                            Championships.

Key Employee

      Monica Soares became the Company's Secretary and Acting Treasurer on December 5, 2003. Ms. Soares successfully owned and operated Auntie Alice's restaurant in Hawaii. She traveled the world as a Super Model and spokesperson for Hawaiian Tropic Suncare Products from 1989 through 1999. In 1999, Ms. Soares co-founded PM Investments, a private investment firm that invested in several diversified business ventures. Since 2002, Ms. Soares has played a key role in developing WinWin Gaming, Inc. in all aspects of the day to day operations with a primary responsibility of finance.

      Patrick Rogers and Monica Soares are married to each other.

Certain Relationships and Related Transactions

      Effective March 31, 2003, the Company acquired 100% of the capital stock of WinWin, Inc., a Nevada corporation, that was then wholly-owned by Patrick Rogers, the Company's Chairman, Chief Executive Officer and President, and Benjamin Perry for consideration of 18,522,853 shares of common stock, plus a $5,000,000 senior secured debenture, secured by 100% of the stock of WinWin, Inc. and 100% of the stock of WinWin Acquisition Corp. the Company's wholly-owned subsidiary that directly owns the stock of WinWin, Inc. The debenture issued to Mr. Rogers and Mr. Perry in connection with the acquisition of Win Win, Inc. was converted in accordance with its terms on March 16, 2004 into only 100,000 shares of the Company's common stock.

      Benjamin Perry is the controlling stockholder of Golden WinWin Cambodia, Inc. Golden WinWin and the Company's subsidiary WinWin, Inc. are parties to a Management Services Agreement, dated May 12, 2003. Under the Management Services Agreement, the Company agreed to manage the lottery operations licensed to Golden WinWin and Mr. Perry in Cambodia as an independent contractor. In consideration of its services, the Company will be entitled to 51% of the net profits, and to be reimbursed for the Company's start-up costs. The initial term of the Management Services Agreement is for one year, and is automatically renewable each year unless 30 days' prior notice of termination is provided by either party to the Management Services Agreement.

      Effective October 18, 2002, the Company exercised its right to return its non-performing debt portfolio to a former greater than 10% stockholder, and the Company then cancelled all of the shares of its Series C Preferred Stock previously issued to purchase such portfolio. In December 2002, the Company transferred all of its capital stock of Junum.com, Inc., its former principal operating subsidiary, to A.J. Marketing Group, Inc., a company owned by Larry Reed, then the Company's director, Chief Executive Officer and Secretary, in exchange for unpaid advertising and marketing fees owed to A. J. Marketing Group, Inc. At the time of the transaction, the Company was essentially a corporate shell because substantially all of its assets were foreclosed upon by a lender during September 2002.

      During the 2003 fiscal year, the Company paid a law firm and another entity affiliated with Peter Pang, the Company's director, Executive Vice President and General Counsel, fees in the aggregate amount of $60,618.

      On April 1, 2004, Arthur Petrie, one of the Company's directors, forgave $176,614 of principal and accrued interest under a debenture in exchange for 353,228 shares of the Company's common stock and three-year warrants to purchase 353,228 shares of the Company's common stock at an exercise price equal to $0.50 per share. In order to induce Mr. Petrie to convert the debenture immediately, the Company permitted him to convert the debenture at a rate of $0.50, instead of the $0.765 price that would have otherwise been applicable to the conversion and the Company granted Mr. Petrie the aforementioned warrants.

Committees and Board Meetings

      The Company's business is managed under the direction of the board. The board meets on a regularly scheduled basis to act on matters requiring board approval. It also holds special meetings when an important matter requires action by the board between scheduled meetings. The board of directors held 1 meeting during fiscal year 2003 and 3 meetings so far during 2004. All board members attended each meeting, except for Benjamin Perry who missed one meeting.

      The Company has a compensation committee consisting of the following Company directors: Dwight Call, Peter Pang, and Arthur Petrie. The function of the compensation committee is to set the compensation levels for the Company's officers and other employees and to administer the Company's stock option plan and any other equity incentive programs. The compensation committee held no meetings during fiscal year 2003 as it was formed in February 2004 and 1 meeting so far during 2004.

      The Company does not have a standing audit or nominating committee or any committee performing a similar function. The Company does not have an audit committee charter or a nominating committee charter or policy or similar document. The Company intends to form an audit committee and a nominating committee during the 2004 fiscal year.

      The Company's entire board of directors participates in the director nomination process. The board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by security holders. The entire board will consider any person nominated by security holders that is reputable and that has experience in the industry in which the Company operates or business experience in general. The board will also consider the extent of any nominee's educational background in deciding whether to nominate a person for a directorship position. The Company does not pay any fee to third parties for helping the board to nominate or evaluate director candidates and the board does not obtain such services from any third party.

Audit Committee Financial Expert

      The Company's board of directors has determined that Dwight V. Call, a member of the board, qualifies as an Audit Committee Financial Expert. The board has also determined that Mr. Call is an independent director.

Security Holder Communication Process

      The Company encourages its security holders to communicate directly with the board of directors regarding any issues, including financial issues, that may affect the Company. The process for contacting the board of directors is through writing to Patrick O. Rogers at 8687 West Sahara, Suite 201, Las Vegas, Nevada 89117. Mr. Rogers will raise any appropriate security holder concerns that he receives with the entire board of directors.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and person who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by the Company, the Company believes that during the year ended December 31, 2003, all such filing requirements applicable to its officers and directors were complied with, except that various directors, officers and others were late in filing Form 3, Form 4 and other reports during the fiscal year ended December 31, 2003.

Code of Ethics

      On February 12, 2004, the board of directors adopted a code of ethics that the Company's principal financial officer, principal accounting officer or controller and any person who may perform similar functions is subject to. The Company has filed the code of ethics as exhibit 14 to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on April 14, 2004.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to Benjamin Perry, the Company's former Chief Executive Officer, Patrick Rogers, the Company's current Chief Executive Officer, and the other executive officers of the Company who were serving at the end of fiscal year 2003, for services in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE



                             Annual Compensation                           Long-Term Compensation
                           -----------------------                 --------------------------------
                                                                      Awards               Payouts
                                                                   ----------------------  --------
                                                         Other                 Securities               All
                                                         Annual               Under-lying              Other
Name                                                     Comp-    Restricted   Options/     LTIP      Compen-
And Principal       Year     Salary        Bonus        ensation    Stock       SARs        Payouts   Sation
Position                      ($)           ($)           ($)       Awards      (#)           ($)
-----------------   ----   ----------    ---------      --------  ----------  -----------   -------   -------
Patrick O. Rogers   2003   150,000(3)    30,000(3)         0          0          0            0         0
Chairman, CEO and   2002         0            0            0         (5)         0            0         0
President(1)        2001         0            0            0          0          0            0         0

Benjamin Perry      2003         0            0            0          0          0            0         0
CEO(2)              2002         0            0            0         (5)         0            0         0
                    2001         0            0            0          0          0            0         0

----------
(1) Patrick Rogers became the Company's Chairman, Chief Executive Officer and President on December 5, 2003. Prior to that he was the Company's President. Mr. Rogers is also a member of the board of directors.
(2) Benjamin Perry was the Company's Chairman and Chief Executive Officer until December 5, 2003. He no longer holds those positions, and as of July 28, 2004 he is no longer a director.
(3) These amounts were accrued in 2003, but not paid until 2004.
(4) In May 2002 WinWin Inc. was formed and each of Patrick Rogers and Benjamin Perry received 9,000,000 shares of WinWin Inc. common stock as founder shares.

                     OPTION/SARs GRANTS IN LAST FISCAL YEAR

      The following table sets forth the grant of stock options made during the year ended December 31, 2003 to the persons named in the Summary Compensation
Table:

                        Number of Securities   % of Total Options
                        Underlying             Granted to Employees
Name                    Options Granted        in Fiscal                Exercise
                                               Period                   Price per Share     Expiration Date
Patrick O. Rogers       0                      0                        0                   n/a

Benjamin Perry          0                      0                        0                   n/a

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2003. No stock options were exercised in 2003 by those persons.

                               Number of Unexercised                    Value of Unexercised in-
                               Options at Fiscal Year-End               the-Money Options at Fiscal
                                                                        Year-End($)
Name                           Exercisable       Unexercisable          Exercisable      Unexercisable
Patrick O. Rogers              0                 0                      0                0

Benjamin Perry                 0                 0                      0                0

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      The following table sets forth information with respect to awards made to persons named in the Summary Compensation Table pursuant to a long-term incentive plan in the fiscal year ending December 31, 2003.

Name                 Number of        Performance or        Estimated Future Payouts Under Non-Stock
                     Shares, Units    Other Period                       Price-Based Plans
                     or Other Rights  Under Maturation     ------------------------------------------
                                      or Payout            Threshold         Target           Maximum
                     ---------------  ----------------     ---------         ------           -------
Patrick O. Rogers    0                0                    0                 0                0
Chairman
CEO and
President(1)

Benjamin Perry       0                0                    0                 0                0
CEO(2)


Compensation of Directors

      All directors are reimbursed for out-of-pocket expenses in connection with attendance at board of director's and/or committee meetings. Non-employee directors receive a grant of 25,000 non-qualified stock options upon becoming directors and then they also receive a grant of an additional 15,000 non-qualified stock options for each meeting of the board of directors that they attend.

Employment Agreements

      The Company has not entered into employment agreements with any of its executive officers. The Company's officers have made proposals to the board regarding their compensation. The Company expects that it will enter into employment agreements with its officers before the end of the 2004 fiscal year.

Benefit Plans

      On December 5, 2003, the Company adopted the Plan, which permits the Compensation Committee, as the administrator of the plan, to grant incentive stock options, non-qualified stock options and restricted stock to persons in a business relationship with the Company.

      Other than the Plan, the Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of the Company's officers, directors or employees. However the Company may establish such plans in the future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Effective as of July 15, 2003, the Company formally engaged Livingston Wachtell & Co., LLP as the Company's principal independent auditor to audit the financial statements of the Company for the year ending December 31, 2003 and simultaneously the Company dismissed Smith & Company (the Former Auditor).

      The report of the Former Auditor for the fiscal year ended December 31, 2002 contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. The Former Auditor did not act as the Company's independent auditor for the fiscal year ended December 31, 2001.

      The decision to change accountants was recommended, authorized and approved by the board of directors.

      There were no disagreements with the Former Auditors, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Auditor's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      Livingston, Wachtell did not advise the Company with respect to any of the matters described in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-B.

      The Company has requested the Former Auditor to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July17, 2003, is filed as Exhibit 16 to the Company's current report on Form 8-K, dated July 21, 2003.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

      The aggregate fees billed for each of the fiscal year ended December 31, 2003 and 2002 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of the financial statements included in the Company's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $50,000 and $12,000, respectively.

Audit Related Fees

      The aggregate fees billed in the fiscal year ended December 31, 2003 and 2002 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported under the paragraph captioned "Audit Fees" above are $0 and $0, respectively.

Tax Fees

      There were no fees billed in the fiscal years ended December 31, 2003 and 2002 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

      There were no fees billed in the fiscal years ended December 31, 2003 and 2002 for products and services provided by the principal accountant, other than the services reported above.

Pre-Approval Policies and Procedures

      On February 12, 2004 the Company's board of directors adopted resolutions in accordance with the Sarbanes-Oxley Act of 2002 requiring pre-approval of all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended to be performed for the Company by the independent auditors, subject to the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act. These resolutions authorized the independent auditor to perform audit services required in connection with the annual audit relating to the fiscal year ended December 31, 2003 and the quarterly reviews for the subsequent fiscal quarters of 2004 through the review for the quarter ended September 30, 2004 at which time additional pre-approvals for any additional services to be performed by the Company's auditor would be sought from the Board. The board of directors also appointed and authorized Dwight V. Call to grant pre-approvals of other audit, audit-related, tax and other services requiring board approval to be performed for the Company by its independent auditor, provided that the designee, following any such pre-approvals, thereafter reports the pre-approvals of such services at the next following regular meeting of the Board.

The percentage of audit-related, tax and other services that were approved by the board of directors is zero (-0-).

                                  MISCELLANEOUS

      The Annual Report of the Company on Form 10-KSB covering the fiscal year ended December 31, 2003 is being mailed with this information statement to each shareholder entitled to vote at the annual meeting. Shareholders not receiving a copy of the Annual Report on Form 10-KSB may obtain one by contacting: Monica Soares, Secretary, 8687 West Sahara, Suite 201, Las Vegas, Nevada 89117.

      All other shareholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) common stock name registration changes; (iv) quarterly reports on Form 10-QSB; (v) Annual Reports on Form 10-KSB; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to Monica Soares, Secretary, 8687 West Sahara, Suite 201, Las Vegas, Nevada 89117.

      In addition, the Company's public reports, including quarterly reports on Form 10-QSB, Annual Reports on Form 10-KSB and proxy statements can be obtained through the Securities and Exchange Commission's EDGAR Database over the Internet at www.sec.gov.

By Order of the Board of Directors

/s/Patrick O. Rogers

Chief Executive Officer and President
Las Vegas, Nevada,  May 12, 2004